Exhibit 10.47

S2MA CAPITAL LIMITED

Date: 10 November 2025

VCI GLOBAL LIMITED Suite 33.03, Level 33, Menara Exchange, 106, Lingkaran TRX, 55188 Kuala Lumpur, Malaysia

Dear Sirs,

APPOINTMENT OF VCI GLOBAL LIMITED AS TREASURY MANAGER FOR THE OOB DIGITAL-ASSET ECOSYSTEM

We are pleased to confirm the appointment of VCI Global Limited (“VCI Global”) as the Treasury Manager of OOB Foundation, which is in partnership with OOB, effective 11 November 2025.

As Treasury Manager, VCI Global shall have the following responsibilities and authority:

1.	Management of OOB Tokens

(a)	Hold, oversee and manage OOB Tokens in accordance with OOB’s treasury policies and investment guidelines.

(b)	Implement investment strategies, risk management measures and operational controls in the best interest of OOB.

2.	Scope of Work

VCI Global’s scope of work shall include, but is not limited to:

(a)	Strategic oversight of OOB Tokens and associated treasury activities;

(b)	Execution of investment strategies approved by OOB;

(c)	Monitoring token performance, liquidity and associated risks;

(d)	Coordination with OOB on strategic decisions related to token allocation, staking or other treasury initiatives;

(e)	Ensuring compliance with OOB’s policies, procedures and reporting requirements.

3.	Reporting

VCI Global shall provide OOB with reports regarding OOB Token holdings, performance, and associated risks as and when requested.

4.	Term and Termination

(a)	This appointment shall continue until terminated earlier by mutual written agreement of the parties.

(b)	Either party may terminate this appointment with 30 days’ written notice, or immediately upon material breach of duties.

5.	Compensation

VCI Global shall be entitled to compensation as mutually agreed in writing between the Parties.

6.	Confidentiality

(a)	VCI Global shall maintain the confidentiality of all information, documents, and data received from OOB in connection with this appointment and shall not disclose such information to any third party without OB’s prior written consent, except as required by law or regulatory authority.

(b)	The obligations under this clause shall survive the termination or expiration of this appointment.

S2MA CAPITAL LIMITED

7.	Variation

Any variation, amendment, or modification of this appointment must be made in writing and signed by both Parties to be effective.

8.	Governing Law and Jurisdiction

(a)	This appointment shall be governed by and construed in accordance with the laws of Malaysia.

(b)	Any dispute arising out of or in connection with this appointment shall be submitted to the exclusive jurisdiction of the courts of Malaysia.

9.	Notices

Any notice, request or communication required under this appointment shall be in writing and sent to the addresses above or to such other addresses as either Party may notify in writing.

10.	Entire Agreement

This appointment constitutes the entire understanding between the parties with respect to the subject matter herein and supersedes all prior agreements, understandings, or oral.

Please signify your acceptance of this appointment by signing and returning a copy of this letter.

We look forward to a successful collaboration.

Sincerely,

For and on behalf of
OOBIT FOUNDATION (S2MA CAPITAL LIMITED)

Name:
Designation:

ACKNOWLEDGEMENT AND ACCEPTANCE

We, the undersigned, hereby acknowledge receipt of this letter and hereby signify our agreement with the terms set out in this letter.

For and on behalf of
VCI GLOBAL LIMITED

Name:
Designation: